Calculation of Filing Fee Tables
S-8
CALERES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	2,232,650	$ 13.85	$ 30,922,202.50	0.0001381	$ 4,270.36
Total Offering Amounts:						$ 30,922,202.50		$ 4,270.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,270.36
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 26, 2026 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. (2) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to antidilution provisions

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources